INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, effective January 1, 2013, as follows:

1.	By replacing Section D‑6A‑2 Eligibility to Share in the Retirement Contribution of Supplement D-6A, Provisions Relating to the Retirement Contribution Feature, in its entirety, with the following:

D-6A-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution for any Plan Year is limited to individuals who were active Participants in a Company Pension Plan as of December 31, 2009. Notwithstanding the foregoing, active Participants in the MDU Resources Group, Inc. Pension Plan for Collective Bargaining Unit Employees as of June 30, 2011, shall be eligible to participate in this Retirement Contribution Feature, effective July 1, 2011. Furthermore, active participants in the Retirement Plan for Employees of Cascade Natural Gas Corporation, who are covered by a collective bargaining agreement that provides for participation in such plan as of September 30, 2012, shall be eligible to participate in this Retirement Contribution Feature, effective January 1, 2013.

In order to share in the allocation of the Retirement Contribution made by a Supplement D-6A Company pursuant to paragraph 3 below for a given Plan Year, Eligible Employees described above must be compensated for 1,000 Hours of Service in that Plan Year; provided, however, that if the Participant’s failure to be compensated for 1,000 Hours of Service in the Plan Year is due to the Participant’s Disability, Death, or Retirement on or after attaining age 60 during such Plan Year, such Participant shall nevertheless be entitled to a Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid‑year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-6A Participants.”

Explanation: This amendment provides for Retirement Contributions to the K-Plan accounts of those Participants who are covered collective bargaining Participants in the Retirement Plan for Employees of Cascade Natural Gas Corporation due to freezing benefit accruals in such plan.

2.	By replacing Section D‑6A‑3 Amount of Retirement Contribution of Supplement D-6A, Provisions Relating to the Retirement Contribution Feature, in its entirety, with the following:

D-6A-3
Amount of Retirement Contribution. For each Plan Year, Supplement D-6A Participants eligible to participate in this feature on January 1, 2010, will be credited with the following static contribution based upon their age as of December 31, 2009; Supplement D-6A Participants eligible to participate July 1, 2011, will be credited with the following static contribution based upon their age as of June 30, 2011; and Supplement D-6A Participants eligible to participate January 1. 2013, will be credited with the following static contribution based upon their age as of December 31, 2012, and their eligible Compensation, excluding bonuses for the Plan Year (paid after the initial effective date of the provision).

Age as of December 31, 2009/ June 30, 2011/ December 31, 2012	Retirement Contribution Percentage
Less than 30	5.0%
30 but less than 35	7.0%
35 but less than 40	9.0%
40 but less than 45	10.5%
45 and over	11.5%

Notwithstanding the foregoing, if the Retirement Contribution Percentage above for Participants who are Highly Compensated Employees is more than the amount permitted under Section 415 of the Code, the Participant’s Retirement Contributions shall be reduced to the extent necessary to comply with Section 415 of the Code. The Retirement Contribution Percentage above may also be reduced for Participants who are Highly Compensated Employees, as necessary, to pass nondiscrimination testing.

Explanation: This amendment provides for Retirement Contributions to the K-Plan accounts of those Participants who are covered collective bargaining Participants in the Retirement Plan for Employees of Cascade Natural Gas Corporation due to freezing benefit accruals in such plan.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 29th day of August, 2012.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman